Exhibit 99

From:	Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

Aug. 1, 2012

Wisconsin Energy posts 2012 second quarter and first half results

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income from continuing operations of $119.3 million or 51 cents a share for the second quarter of 2012. This compares with net income from continuing operations of $98.0 million or 41 cents a share in the second quarter of 2011.

For the first six months of 2012, the company recorded net income from continuing operations of $291.4 million or $1.25 a share - up from $268.9 million or $1.14 a share in the corresponding period a year ago.

Second quarter 2012 revenues were $944.7 million, compared with $991.7 million in the same quarter of 2011.

The improvement in second quarter earnings was driven by warm summer temperatures, lower operation and maintenance costs, and the positive impact of the company's share repurchase program.

During the second quarter, residential use of electricity rose by 8.3 percent over last year's second quarter. Consumption of electricity by small commercial and industrial customers grew by 5 percent, while electricity use by large commercial and industrial customers dropped by 3.7 percent.

At the end of June, the company was serving approximately 2,800 more electric customers and 4,200 more natural gas customers than a year ago.

“Our second quarter performance was strengthened by energy demand from our residential and small commercial customers -- particularly during June when average temperatures across the region were well above normal,” said Gale Klappa, chairman, president and chief executive officer. “While our large commercial and industrial sales were down, they were in line with our expectations. A planned outage affected the operations of our largest customer, and that outage is continuing in the third quarter,” he added.

“We also made excellent progress on our biomass-fueled power plant in northern Wisconsin. Construction of the 50-megawatt facility is 39 percent complete. We're on budget and targeting an in-service date by the end of 2013,” Klappa said.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call
A conference call is scheduled for 1 p.m. Central time on Aug. 1, 2012. The presentation will review 2012 second quarter earnings and discuss the company's future outlook.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 99403416. Access also may be gained through the company's website (wisconsinenergy.com). Click 'Second Quarter Earnings Release and Conference Call' and then click 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its second quarter performance. The materials will be available at 6:30 a.m. Central time on Aug. 1, 2012.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through Aug. 15, 2012. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 99403416.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utility is We Energies. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy Corporation (wisconsinenergy.com), a component of the S&P 500, has nearly $14 billion of assets, approximately 4,600 employees and more than 42,000 stockholders of record.

Forward-looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements.  Readers are cautioned not to place undue reliance on these statements.  Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding the completion of the biomass facility.

Actual results may differ materially from those set forth in the forward-looking statements.  In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to:  shortages of, the ability to obtain or the cost of labor or materials; the ability of the contractors to perform under their contracts; strikes; adverse weather conditions; the ability to obtain necessary operating permits in a timely manner; legal challenges; changes in applicable law or regulations; adverse interpretation or enforcement of permit conditions, laws and regulations by courts or the permitting agencies; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company's Form 10-K for the year ended Dec. 31, 2011 and in subsequent reports filed with the Securities and Exchange Commission.

The company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$944.7	$991.7	$2,135.9	$2,320.4

Operating Expenses
Fuel and purchased power	258.7	286.0	512.5	553.6
Cost of gas sold	75.0	121.8	312.5	464.2
Other operation and maintenance	267.9	298.9	554.2	612.4
Depreciation and amortization	90.3	82.3	177.9	163.6
Property and revenue taxes	30.2	28.3	60.5	56.6
Total Operating Expenses	722.1	817.3	1,617.6	1,850.4

Operating Income	222.6	174.4	518.3	470.0

Equity in Earnings of Transmission Affiliate	16.2	15.2	31.8	30.7
Other Income, net	8.6	14.4	24.6	26.9
Interest Expense, net	61.5	57.4	120.4	120.8

Income from Continuing Operations Before Income Taxes	185.9	146.6	454.3	406.8

Income Tax Expense	66.6	48.6	162.9	137.9

Income from Continuing Operations	119.3	98.0	291.4	268.9

Income from Discontinued Operations, Net of Tax	—	11.5	—	11.5
Net Income	$119.3	$109.5	$291.4	$280.4

Earnings Per Share (Basic)
Continuing operations	$0.52	$0.42	$1.26	$1.15
Discontinued operations	—	0.05	—	0.05
Total Earnings Per Share (Basic)	$0.52	$0.47	$1.26	$1.20

Earnings Per Share (Diluted)
Continuing operations	$0.51	$0.41	$1.25	$1.14
Discontinued operations	—	0.05	—	0.05
Total Earnings Per Share (Diluted)	$0.51	$0.46	$1.25	$1.19

Weighted Average Common Shares Outstanding (Millions)
Basic	230.4	233.7	230.5	233.7
Diluted	233.1	236.6	233.1	236.6

Dividends Per Share of Common Stock	$0.30	$0.26	$0.60	$0.52

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2012	December 31, 2011
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$10,340.7	$10,160.4

Investments
Equity investment in transmission affiliate	362.1	349.7
Other	37.6	43.6
Total Investments	399.7	393.3

Current Assets
Cash and cash equivalents	13.1	14.1
Restricted cash	17.9	45.5
Accounts receivable, net	297.3	349.4
Accrued revenues	201.5	252.7
Materials, supplies and inventories	335.0	382.0
Prepayments and other	372.1	382.5
Total Current Assets	1,236.9	1,426.2

Deferred Charges and Other Assets
Regulatory assets	1,287.6	1,238.7
Goodwill	441.9	441.9
Other	180.8	201.6
Total Deferred Charges and Other Assets	1,910.3	1,882.2
Total Assets	$13,887.6	$13,862.1

Capitalization and Liabilities

Capitalization
Common equity	$4,081.1	$3,963.3
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,297.5	4,614.3
Total Capitalization	8,409.0	8,608.0

Current Liabilities
Long-term debt due currently	334.8	32.6
Short-term debt	559.5	669.9
Accounts payable	267.5	325.7
Accrued payroll and vacation	89.2	105.9
Other	177.4	230.4
Total Current Liabilities	1,428.4	1,364.5

Deferred Credits and Other Liabilities
Regulatory liabilities	906.2	902.0
Deferred income taxes - long-term	1,862.5	1,696.1
Deferred revenue, net	727.5	754.5
Pension and other benefit obligations	251.6	222.7
Other	302.4	314.3
Total Deferred Credits and Other Liabilities	4,050.2	3,889.6
Total Capitalization and Liabilities	$13,887.6	$13,862.1

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
	2012	2011
	(Millions of Dollars)
Operating Activities
Net income	$291.4	$280.4
Reconciliation to cash
Depreciation and amortization	183.8	169.2
Regulatory amortization in O&M	30.0	104.0
Contributions to qualified benefit plans	—	(122.4)
Deferred income taxes and investment tax credits, net	141.2	137.0
Working capital and other	(37.7)	80.4
Cash Provided by Operating Activities	608.7	648.6

Investing Activities
Capital expenditures	(314.0)	(347.1)
Investment in transmission affiliate	(6.6)	(4.6)
Proceeds from asset sales	2.8	38.5
Change in restricted cash	27.6	(37.2)
Other, net	(22.4)	(17.1)
Cash Used in Investing Activities	(312.6)	(367.5)

Financing Activities
Common stock issued (repurchased), net	(38.4)	(22.0)
Dividends paid on common stock	(138.3)	(121.5)
Change in debt, net	(120.4)	(152.4)
Other, net	—	0.9
Cash Used in Financing Activities	(297.1)	(295.0)

Change in Cash	(1.0)	(13.9)

Cash at Beginning of Period	14.1	24.5

Cash at End of Period	$13.1	$10.6